Exhibit 99.1
IDEX Corporation Third Quarter 2009 Earnings Release October 20, 2009

Agenda Q3 2009 Summary Q3 2009 Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety 2009 Guidance Update Innovation Update Q&A

Replay Information Dial toll-free: 888.203.1112 International: 719.457.0820 Conference ID: #2354138 Log on to: www.idexcorp.com

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

Q3 2009 Financial Performance Q3 ‘09Q3 ‘08Var Orders $ 339 $ 353 (4)% Sales $ 323 $ 365 (12)% Adj. Op Margin* 15.2% 18.1% (290)bp Adj. EBITDA* $ 65 $ 80 (19)% Adj. EPS* $ .39 $ .52 (25)% FCF $ 78 $ 67 15% *Q3’09 adjusted for $2.8M of restructuring; Q3’08 adjusted for $5.3M of Solid Operating Margins and Strong Free Cash Flow

Fluid & Metering Q3 ‘09Q3 ‘08Change Orders $ 170.2 $ 172.4 (1)% Sales $ 156.9 $ 170.3 (8)% -Organic (19)% -Acquisition 12% -Currency (1)% Operating Margin* 16.8% 20.7% (390)bp Op Margin excl acq* 18.4% 20.7% (230)bp *Op Margin excludes restructuring expense in both Q4 Outlook Q4’09 vs Q3’09: Energy benefitting from strong global markets Water experiencing modest improvement from municipal funding releases Chemical and process technology markets remain challenged; orders will continue to be driven by MRO activity Energy and water driving overall segment sequential growth

Health & Science Q3 ‘09Q3 ‘08Change Orders $ 75.5 $ 76.4 (1)% Sales $ 76.1 $ 82.9 (8)% -Organic (13)% -Acquisition 6% -Currency (1)% Operating Margin* 20.1% 21.3% (120)bp Op Margin excl acq* 19.7% 21.3% (160)bp *Op Margin excludes restructuring expense in Q4 Outlook Q4’09 vs Q3’09: Core analytical instrumentation markets have stabilized Expect sequential growth to be flat HST Core business: Platform for growth

Dispensing Equipment Q3 ‘09Q3 ‘08 Change Orders $ 29.2 $ 29.6 (1)% Sales $ 25.6 $ 31.5 (19)% -Organic (15)% -Currency (4)% Operating Margin* 1.2% 3.0% (180)bp *Op Margin excludes restructuring expense in both Q3’08 & Q3’09 and goodwill impairment charge in Q3’08 Q4 Outlook Q4’09 vs Q3’09: Order activity in North American retail channel expected to remain slow Expecting slow recovery in European markets Continued market softness in North America and Europe

Fire & Safety / Diversified Products

	Q3 '09	Q3 '08	Change
Orders	$64.3	$74.7	(14)%
Sales -Organic -Currency	$65.5	$81.2	(19)% (16)% (3)%
Operating Margin*	24.4%	25.3%	(90)bp

*Op Margin excludes restructuring expense in both Q3'08 & Q3'09





Q4 Outlook

Q4'09 vs Q3'09:

- Strong global activity supporting growth in rescue tools
- Slow down in North American fire suppression end markets due to municipal budget pressure
- Band clamping markets stable and sequentially improving
- In total - flat to modest sequential growth expected



North American fire suppression markets slow; continued global growth in rescue tools; band clamping end markets improving

8

2009 Guidance Summary

Q4 2009

- **EPS estimate range*: $0.35 - $0.37**
  - Organic growth down ~12%
  - Positive Fx impact of ~1% to sales (at current rates)
  - Acquisitions add ~2% to sales
  - Tax rate = 34%

FY 2009

- **EPS estimate range*: $1.44 - $1.46**
  - Organic growth down ~15%
  - Negative Fx impact of ~2% to sales (at current rates)
  - Acquisitions add 5 – 6% to sales
  - Operating margins of 14.5% - 15.0%
  - Guidance excludes restructuring costs…Q4'09 expected impact of 2 cents

9

*Excludes restructuring; full year also excludes Q109 accounting charge

Innovation New Products & Markets Energy expands presence in global markets with new skid platform for power generation applications Water / wastewater leak detection products support global water conservation initiatives Positive displacement sanitary pumps support growing food / beverage industry New Health and Science Technology products support increased accuracy / precision, faster throughput in diagnostic and life sciences applications Rescue tools system supports global demand for dynamic disaster management tools

Q&A